UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2015

GREEN EARTH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-53797	26-0755102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Celebration Boulevard, Celebration, Florida 34747
 (Address of principal executive office) (Zip Code)

(877) 438-4761
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 15, 2015, Jeffrey Loch resigned as a director of Green Earth Technologies, Inc.  (the “Company”).  In connection with his resignation, Mr. Loch noted that the Company had terminated its marketing services agreement with Marketiquette, Inc., a company of which he was a co-owner.

(c) On June 16, 2015 the board of directors of the Company terminated Mr. Loch as the President and Chief Marketing Officer of the Company as a result of the termination of the Marketiquette agreement. In addition, the Company appointed Walter Raquet as its Chief Executive Officer and President.  Mr. Raquet has been functioning as the Company’s interim chief executive officer.  Mr. Raquet is also a member of the Company’s board of directors.  The following biographical information regarding Mr. Raquet appeared in the Company’s definitive proxy materials filed with the U.S. Securities and Exchange Commission on October 21, 2014:

“Walter Raquet has been a director since June 2012 and was appointed Interim Chief Executive Officer in May 2014.  Mr. Raquet is currently Chairman of Bolton LLC an investment management company.  He is currently a director for Liquid Holdings Group, LLC (LIQD).  He was Chairman of WR Platform Advisors LP, a technology platform and service provider of managed accounts for hedge fund investments from 2004 to 2011.Mr. Raquet was also a co-founder of Knight Securities.  He served as Knight’s Chief Operating Officer from its inception in 1995 until 2000 and as its Executive Vice President from 1998 through 2002.  He also served as a member of Knight’s board of directors from 1995 through 2002.  Prior to Knight, Mr. Raquet was a Senior Vice President with Spear, Leeds & Kellogg/Troster Singer and a Partner at Herzog Heine & Geduld, Inc., where he directed the firm's technology and marketing efforts.  Also, Mr. Raquet was Corporate Controller for PaineWebber Incorporated, Executive Vice President of Cantor Fitzgerald and Controller for Weeden & Co.  Mr. Raquet is a certified public accountant and practiced at the accounting firm of Price Waterhouse.  Mr. Raquet received a B.S. degree in Accounting from New York University.  Mr. Raquet was selected as a director because we believe that his background and experience provides the Board with a perspective on corporate finance matters.”

There are no family relationships between Mr. Raquet and any director or executive officer of the Company and no transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN EARTH TECHNOLOGIES, INC.

Dated: June 22, 2015	By:	/s/ Greg Adams
Greg Adams
Chief Operating Officer and Chief Financial Officer